EXHIBIT 99.3

ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$887	$1,660

Accounts receivable, net of allowance for doubtful
accounts of $13 and $13, respectively	3,655	4,492
Deferred tax benefit	206	-
Prepaid expenses and other current assets	205	299

Total current assets	4,953	6,451

Property and equipment, net	17,087	13,456

Intangible assets, net	4,512	4,643
Goodwill	8,701	8,701
Deferred loan costs, net of accumulated
amortization of $56 and $22, respectively	493	520
Other assets	19	-

Total assets	$35,765	$33,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,450	$632
Accrued expenses	1,066	1,031
Accounts payable - affiliates	1,158	761
Deferred income taxes	154	146
Current portion of long term debt	1,650	2,062

Total current liabilities	5,478	4,632

Long term debt, net of current portion	6,775	6,188
Deferred income taxes	6,228	6,068
Other long term liabilities	-	1,943

Total liabilities	18,481	18,831

Commitments and contingencies (See Note 5)

Series A Preferred Stock, $0.01 par value, 4,000,000 shares authorized,
4,000,000 and 2,000,000 shares issued and outstanding, respectively	3,945	1,943

Stockholders' equity:
Common stock, $0.01 par value, 10,000,000 shares authorized,
3,417,750 and 3,413,750 shares issued and outstanding, respectively	34	34
Additional paid-in capital	12,415	12,411
Retained Earnings	890	552

Total stockholders' equity	13,339	12,997

Total liabilities and stockholders' equity	$35,765	$33,771

See accompanying notes to condensed consolidated financial statements.

ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor
	Three Months Ended March 31,
	2013	2012

Revenues	$4,397	$3,009

Cost of revenues	1,471	699

Gross profit	2,926	2,310

Operating expenses:
General and administrative	2,285	787

Income from operations	641	1,523

Interest expense	(122)	(9)
Other income	3	-

Net income before income tax	522	1,514

Income tax expense	125	40

Net Income	397	1,474

Preferred stock dividends	(50)	-

Accretion of preferred stock	(9)	-

Net income available to common stockholders	$338	$1,474

Basic and diluted earnings per share	$0.10	$-

Basic and diluted average common shares outstanding	3,414,461	-

See accompanying notes to condensed consolidated financial statements.

ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Successor	Predecessor
	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$397	$1,474
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	285	287
Amortization of deferred loan costs	34	-
Amortization of intangible assets	131	-
Stock-based compensation	4	-
Changes in assets and liabilities:
Accounts receivable	837	70
Prepaid expenses and other assets	75	44
Accounts payable	818	205
Accounts payable - affiliate	397	-
Accrued expenses	35	50
Deferred taxes	(38)	-
Net cash provided by operating activities	2,975	2,130
Cash flows from investing activities:
Purchase of property and equipment	(3,916)	(286)
Net cash used in investing activities	(3,916)	(286)
Cash flows from financing activities:
Proceeds from borrowing on debt	1,000	-
Repayment of debt	(825)	(33)
Distributions to owner	-	(20)
Payment of deferred financing costs	(7)	-
Net cash provided by (used in) financing activities	168	(53)

Net increase (decrease) in cash and cash equivalents	(773)	1,791
Cash and cash equivalents, beginning of period	1,660	1,769
Cash and cash equivalents, end of period	$887	$3,560

Supplemental disclosure of cash flow information:

Cash paid for interest	$92	$9
Cash paid for state and federal income taxes	$504	$20

See accompanying notes to condensed consolidated financial statements.

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

NOTE 1 - NATURE OF OPERATIONS

Aly Energy Services Inc. (“Aly” or the "Company") was incorporated in Delaware on July 17, 2012, for the purpose of creating a worldwide oilfield manufacturing, distribution and services company that services exploration and production companies from well planning to plug and abandonment.

On October 26, 2012, the Company acquired all the stock of Austin Chalk Petroleum Services Inc. ("Austin Chalk", “ACPS”, or “Predecessor”).  ACPS provides surface rental equipment as well as roustabout services which include the rig-up and rig-down of equipment and the hauling of equipment to and from the customer's location.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation:  The accompanying condensed consolidated financial statements of the Company have not been audited by the Company’s independent registered public accounting firm, except that the consolidated balance sheet at December 31, 2012 is derived from audited consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation have been included.

These condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for complete financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2012, which are included in the Company’s Current Report on From 8-K, as amended, originally filed with the SEC on May 14, 2013. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

These condensed consolidated financial statements include the accounts of Aly and its subsidiaries. All significant inter-company transactions and accounts have been eliminated upon consolidation.

Revenue Recognition: The Company provides rental equipment, oilfield services and drilling services to its customers at per-day contractual rates.  Revenue is recognized when it is realized or realizable and earned.

Financial Instruments: Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt.  The carrying value of cash and cash equivalents and accounts receivable and payable approximate fair value due to their short-term nature.

Property, Plant and Equipment:  Property, plant and equipment are recorded at cost less accumulated depreciation. Maintenance and repairs, which do not improve or extend the life of the related assets, are charged to expense when incurred.  Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operating income.

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

The cost of property and equipment currently in service is depreciated, on a straight-line basis, over the estimated useful lives of the related assets, which range from one to 12 years.  A residual value of 20% is used for asset types deemed to have a minimum salvage value, normally these assets contain a large amount of iron in their construction.  Major classifications of property, plant and equipment and their respective useful lives are as follows (in thousands):

	Estimated	March 31,	December 31,
	Useful Lives	2013	2012

Machinery and equipment	1-12 years	$17,443	$13,680
Office furniture, fixtures and equipment	3-7 years	24	15
Leasehold improvements	Remaining lease term	9	9
		17,476	13,704
Less: accumulated depreciation		(612)	(327)
		16,864	13,377
Assets not yet placed in service		223	79

Property, plant and equipment, net		$17,087	$13,456

Depreciation expense for the three months ended March 31, 2013 and 2012 was approximately $285,000 and $287,000, respectively.

Intangible Assets and Amortization:

Intangible assets consist of the following (in thousands):

	Amortization	March 31,	December 31,
	Period	2013	2012

Customer relationships	10 years	$3,141	$3,141
Trade name	10 years	1,098	1,098
Non-compete	5 years	491	491
		4,730	4,730
Less: accumulated amortization		(218)	(87)

Intangible assets, net		$4,512	$4,643

Total amortization expense for the three months ended March 31, 2013 and 2012 was approximately $131,000 and $0 respectively.

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

Income Taxes:  The Company accounts for income taxes utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the likelihood and extent that deferred tax assets will be realized, consideration is given to projected future taxable income and tax planning strategies. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the financial statement effects of a tax position when it is more-likely-than-not, based on the technical merits, that the position will be sustained upon examination. A tax position that meets the more-likely-than-not recognition threshold is measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority. Previously recognized tax positions are reversed in the first period in which it is no longer more-likely-than-not that the tax position would be sustained upon examination. Income tax related interest and penalties, if applicable, are recorded as a component of the provision for income tax expense. However, there were no amounts recognized relating to interest and penalties in the consolidated statements of operations for the three months ended March 31, 2013 and 2012, respectively.

The Predecessor was an S Corporation and in lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the company’s taxable income.  Therefore, no provision or liability for federal income taxes was has been included in the Predecessor’s financial statements.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

NOTE 3 - BUSINESS COMBINATION

On October 26, 2012, ACPS was acquired by Aly for total consideration of approximately $22.5 million, net of cash acquired of approximately $58,000.  The business combination resulted in a change in control and was accounted for using the acquisition method of accounting.  As a result, at the date of the acquisition the purchase price was allocated to the net assets acquired upon their estimated value, as follows (in thousands):

Current assets	$3,672
Property and equipment	13,373
Goodwill	8,701
Other intangible assets	4,730
Total assets acquired	30,476

Current liabilities	1,649
Deferred tax liabilities	6,316
Total liabilities assumed	7,965

Net assets acquired	$22,511

Other intangible assets have a total value of $4.7 million with a weighted average amortization period of 9 years.  Other intangible assets consist of customer relationships of $3.1 million, amortizable over 10 years, trade name of $1.1 million, amortizable over 10 years, and a non-compete agreement of $0.5 million, amortizable over 5 years.  The amount allocated to goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

In the 2012 consolidated financial statements, the initial accounting for the business combination was not completed pending final purchase price settlements and our final determination of the value of fixed assets.

In the March 31, 2013 condensed consolidated financial statements, the amounts and explanations of the adjustments to the provisional values are recognized during the current reporting period. Therefore, the Company discloses that the December 31, 2012 comparative information is retrospectively adjusted to increase the value of goodwill by approximately $458,000 and to decrease fixed assets and deferred tax liabilities by approximately $390,000 and approximately $133,000, respectively.

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

	March 31,	December 31,
	2013	2012
Term loan	$7,425	$8,250
Revolving credit facility	1,000	-
	8,425	8,250
Less: current portion	(1,650)	(2,062)

Total Long-term debt	$6,775	$6,188

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

The terms of the Term Loan and Revolving Credit Facility are described within Note D of the Company's consolidated financial statements for the year ended December 31, 2012, which are included in the Company's Current Report on Form 8-K, as amended, originally filed with the SEC on May 14, 2013.

On April 19, 2013, we obtained an amendment to our credit agreement in order to, among other things, provide for a $5.0 million delayed draw term loan facility for purposes of financing capital expenditures.  We are permitted to borrow under the facility from time to time in order to fund up to 80% of the cost of capital expenditures, subject to a $5.0 million limit on aggregate borrowings thereunder.  The delayed draw term loan facility is subject to the same covenants and restrictions, and bears the same interest rate, as the existing term loan and revolving credit facilities provided by the credit agreement.  Borrowings under the delayed draw term loan facility are repayable quarterly, commencing with the fiscal quarter ending March 31, 2014, in an amount per quarter equal to 6.25% of the aggregate amount of delayed draw term loan borrowings outstanding as of December 31, 2013.

The Company is required to satisfy certain financial and reporting covenants in conjunction with the term loan and revolving credit facility.  The Company was in compliance with all covenants at March 31, 2013.

NOTE 5 - COMMITMENTS, CONTINGENCIES

Contractual Commitments — The Company has numerous contractual commitments in the ordinary course of business including debt service requirements and operating leases. The Company leases land and other facilities from an affiliate and leases equipment from non-affiliates, which expire through 2014.

Litigation — The Company is subject to certain claims arising in the ordinary course of business.  Management does not believe that any claims will have a material adverse effect on the Company’s financial position or results of operations.

NOTE 6 - PREFERRED STOCK

As part of the acquisition of ACPS, the Company agreed to issue up to 4 million shares of Series A Preferred Stock, with a par value of $0.01, to the seller.  The shares were issued in two tranches.  The first tranche of 2 million shares was issued on December 31, 2012 and the second tranche of 2 million shares was issued on March 31, 2013.

The Series A Preferred Stock is entitled to a cumulative dividend of 5% per year on its liquidation preference, compounded quarterly.  The liquidation preference was $4.0 million on the closing date and will increase by the amount of dividends paid in kind.  The Company is not required to pay cash dividends.

The holder of the preferred stock and the Company have the option to redeem the preferred stock for cash, at either’s option, on the fourth anniversary of the closing date of the sale or October 26, 2016. There is no requirement for either party to redeem the preferred stock.

The preferred stock agreement also provides guidance of conversion or redemption should the Company transact a liquidity event, as defined in the agreement, or if the Company transacts an initial public offering.

The Series A Preferred Stock is classified outside of permanent equity in the Company’s condensed consolidated balance sheet because the settlement provisions provide the holder the option to require the Company to redeem the Series A Preferred Stock at the liquidation price plus any accrued dividends.

ALY ENERGY SERVICES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2013 AND 2012

The following table describes the changes in temporary equity, currently consisting of Series A Preferred Stock (in thousands, except for shares, and per share amounts):

	Carrying Value of Series A Preferred Stock	Number of Outstanding Series A Preferred Shares	Liquidation Value of Series A Preferred Stock

December 31, 2012	$1,943	2,000,000	4,000

Issuance	1,943	2,000,000	-
Accrued dividends	50	-	50
Accretion	9	-	-

March 31, 2013	3,945	4,000,000	4,050

NOTE 7 - EQUITY AND EARNING PER SHARE

Share-Based Payments - The Company recorded share based compensation expense of $4,000 and $0 for the three months ended March 31, 2013 and 2012, respectively.

Income per Share - A reconciliation of the denominator used in the basic and diluted per share calculations for the period ending March 31, 2013 is as follows:

Three Months Ended
March 31, 2013
Denominator for basic earnings per share	3,414,461
Effect of potentially dilutive securities	-
Denominator for diluted earnings per share	3,414,461

There were no securities excluded from the earnings per share calculation for the period ended March 31, 2013.

For the period ended March 31, 2012 the Company had one shareholder.

NOTE 8 - SUBSEQUENT EVENTS

On May 14, 2013, Aly Energy Services Inc. (“Aly Energy”) and the common stockholders of Aly Energy, and Preferred Voice, Inc. (“Preferred Voice”) entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which the holders of common stock of Aly Energy surrendered all of their shares in exchange for approximately 68 million newly issued shares of common stock of Preferred Voice (the “Share Exchange”), representing approximately 92% of the outstanding common stock of Preferred Voice after giving effect to the Share Exchange.  Shares were exchanged at the ratio of 19.91 shares of Preferred Voice common stock for each one share of Aly Energy common stock.  Following the Share Exchange, Aly Energy (which changed its name to Aly Operating, Inc.) became a subsidiary of Preferred Voice, with Preferred Voice (which changed its name to Aly Energy Services, Inc.) owning all of the outstanding shares of common stock of Aly Operating, Inc.